EXHIBIT 99.1
Press Release

Clean Harbors Announces Fourth-Quarter
and Full-Year 2025 Financial Results

•Posts 5% Increase in Q4 Revenues to $1.5 Billion; Full-Year Revenues Reach Record $6.03 Billion, Driven by Environmental Services Segment Growth
•Generates Q4 Net Income of $86.6 Million, or EPS of $1.62; Full-Year Net Income of $391.0 Million, or EPS of $7.28
•Achieves 8% Growth in Q4 Adjusted EBITDA to $278.7 Million; Full-Year Adjusted EBITDA of $1.17 Billion, Up 5% from Prior Year
•Delivers Full-Year Net Cash from Operating Activities of $866.7 Million and Record Adjusted Free Cash Flow of $509.3 Million
•Repurchases $250 Million of CLH Shares in 2025; Announces $350 Million Expansion of Share Buyback Program
•Signs Agreement to Acquire Environmental Businesses from Depot Connect International for ~$130 Million
•Announces $50 Million Strategic Investment in Fleet Expansion to Support Growth
•Provides Full-Year 2026 Adjusted EBITDA and Adjusted Free Cash Flow Guidance

NORWELL, Mass. – February 18, 2026 – Clean Harbors, Inc. (“Clean Harbors” or the “Company”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the fourth quarter and year ended December 31, 2025.
“We concluded 2025 with strong fourth-quarter results, including higher profitability in both of our operating segments,” said Eric Gerstenberg, Co-Chief Executive Officer. “Our performance was led by our Environmental Services (ES) segment, where segment Adjusted EBITDA margin expanded year over year for the 15th consecutive quarter, reflecting the diversity of our end markets as we have continued to gain volumes against the muted industrial backdrop of the past several years. We believe that our results also demonstrate our consistency in executing our pricing initiatives, cost management plans and network efficiencies.”
Fourth-Quarter 2025 Results
Revenues were $1.50 billion, compared with $1.43 billion in the same period of 2024. Income from operations rose 16% to $158.4 million, compared with $137.0 million in the fourth quarter of 2024.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Net income was $86.6 million, or $1.62 per diluted share, compared with $84.0 million, or $1.55 per diluted share, for the same period in 2024.
Adjusted EBITDA (see description and reconciliation below) increased 8% to $278.7 million from $257.2 million for the same period in 2024.
Q4 2025 Segment Review
“Our ES segment delivered a 50-basis-point improvement in Adjusted EBITDA margin to 25.8%, reflecting our ability to leverage our unique assets,” said Gerstenberg. “The segment’s 6% top-line growth was led by Technical Services, which grew 8% on strong demand for disposal and recycling services, higher project volumes, and continued expansion in PFAS services. Safety-Kleen Environmental Services’ revenue in the segment increased 7%, driven by pricing and higher volumes, particularly in vacuum services, as we continue to deliver high levels of repeatable service offerings to customers. Our incineration utilization, excluding the new Kimball incinerator, was 87%, consistent with our expectations, while landfill volumes rose 56% on the strength of project activity. Field Services revenue grew 13%, supported by large-scale emergency response projects. Overall, our ES segment delivered strong results despite select market headwinds, underscoring the resiliency and multiple growth levers within our business model.”
“Within our Safety-Kleen Sustainability Solutions (SKSS) segment, in response to further weakening in the base oil pricing environment we advanced our charge-for-oil (CFO) pricing strategy for our waste oil collection services, which helped lead to a 310-basis-point improvement in Adjusted EBITDA margin,” said Mike Battles, Co-Chief Executive Officer. “We gathered 56 million gallons of waste oil at a CFO rate that was nearly 50% above what we charged in the third quarter as we continued to aggressively manage our re-refining spread and provide excellent service to these customers. In addition, we grew our direct lubricant gallons sold, which also supported our year-over-year margin improvement.”
2025 Financial Results
Revenues for 2025 grew 2% to $6.03 billion, compared with $5.89 billion in 2024. Income from operations increased to $673.4 million, compared with $670.2 million in 2024.
Net income was $391.0 million, or $7.28 per diluted share, compared with net income of $402.3 million, or $7.42 per diluted share for 2024.
Adjusted EBITDA (see description and reconciliation below) grew 5% to $1.17 billion from $1.12 billion in 2024. The Company generated adjusted free cash flow (see description and reconciliation below) of $509.3 million in 2025, compared with $357.9 million in 2024. The increase in adjusted free cash flow is attributable to higher Adjusted EBITDA, improvements in working capital management and lower net capital expenditures, exclusive of significant strategic growth investments.
“2025 was another year of strong operational performance and profitable growth, led by our ES segment where both Technical Services and Safety-Kleen Environmental delivered 7% revenue growth,” said Gerstenberg.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

“We topped $6 billion in annual revenues and exceeded $500 million in Adjusted Free Cash Flow for the first time in our history. Adjusted EBITDA margin in our ES segment expanded by 60 basis points for the year to 25.9%. Another highlight was our best-ever safety performance, with a record Total Recordable Incident Rate (TRIR) of 0.49. We also achieved several notable operational milestones in 2025, including the successful first-year ramp-up of our new Kimball incinerator; creation of our Phoenix Hub; handling nearly 22,000 emergency response events; the issuance of our PFAS incineration study with the EPA; and the reduction of voluntary turnover by 150 bps to a five-year low.”
Expansion of Share Repurchase Program
As of December 31, 2025, the Company had approximately $250 million of availability remaining under its existing share repurchase program. The Board of Directors has authorized a $350 million expansion of the existing program. Clean Harbors intends to fund the share repurchases through its available cash resources.
“Our share repurchase program remains a core element in our capital allocation strategy, and we appreciate the support of our Board in expanding the program back to $600 million of availability,” said Eric Dugas, Chief Financial Officer. “In 2025, given our strong balance sheet, reliable business model and cash generation, we returned significant capital to shareholders by repurchasing a record $250 million in shares at an average price of approximately $222 per share. We deploy capital with a clear focus on maximizing shareholder returns, whether through acquisitions, internal investments, stock repurchases or debt reduction, and we look to continue to deploy capital in the most accretive way in 2026.”
Agreement to Acquire DCI Businesses
The Company today announced the signing of a purchase and sale agreement to acquire certain businesses of Depot Connect International (DCI) for approximately $130 million. The acquired businesses operate five locations in Ohio, Louisiana and Texas and are expected to generate approximately $40 million of revenue and $11 million of Adjusted EBITDA annually. Clean Harbors will fund the acquisition with available cash and expects the transaction to close in the first half of 2026, subject to customary closing conditions.
“The businesses we are acquiring offer waste handling, tank cleaning and railcar cleaning, which is a great strategic fit for Clean Harbors,” said Battles. “Additionally, two facilities have wastewater treatment and solidification capabilities. We will integrate these businesses into our facilities network within Technical Services, as well as our Field Services business, and we expect to remain active on the acquisition front in 2026.”
Business Outlook and Financial Guidance
“We are encouraged by the growth opportunities we are seeing across multiple parts of our business, particularly within Technical Services,” said Gerstenberg. “We expect our entire disposal and recycling network to remain in high demand in 2026 as we capitalize on reshoring, PFAS and a growing pipeline of remediation and project work. Within Safety-Kleen Environmental, we expect another year of stable growth. To support and accelerate our organic growth in this business, we are making a $50 million strategic investment to expand our
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com vacuum truck fleet over the next two years. We expect this investment to have a five-year payback as we cross-sell our vacuum service offerings to more customers. We also expect to continue to grow and expand our Field Services business through additional branch locations and customer relationships. We expect our Industrial Services business to stabilize after two challenging years of reduced customer spending. For SKSS, we will continue to manage our re-refining spread through appropriate CFO rates. We will also focus on greater direct blended sales, Group III production and partnership opportunities.”
“We enter the year with strong momentum in our core hazardous waste collection and disposal businesses,” said Battles. “Our outlook is grounded in modest economic assumptions. We expect to achieve growth in revenue, Adjusted EBITDA and margins again in 2026, as we continue to deliver value to our shareholders.”
In the first quarter of 2026, Clean Harbors expects Adjusted EBITDA to grow 4% to 7% year over year in its ES segment and be up 1% to 3% on a consolidated basis. For full-year 2026, Clean Harbors expects:
•Adjusted EBITDA in the range of $1.20 billion to $1.26 billion, with a midpoint of $1.23 billion. This Adjusted EBITDA range is based on anticipated GAAP net income in the range of $410 million to $461 million.
•Adjusted free cash flow in the range of $480 million to $540 million, with a midpoint of $510 million. This range is based on anticipated net cash from operating activities in the range of $820 million to $940 million.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Non-GAAP Results
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP) but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors because the Company’s management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three and twelve months ended December 31, 2025 and 2024 (in thousands, except percentages):

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income	$86,590	$83,974	$390,974	$402,299
Accretion of environmental liabilities	3,616	3,317	14,326	13,456
Stock-based compensation	10,082	7,291	32,702	27,981
Depreciation and amortization	103,012	105,290	446,006	400,922
Third-party transaction related costs	3,533	—	3,533	—
Kimball startup costs	—	4,343	—	4,343
Other (income) expense, net	(3,218)	(977)	(5,200)	1,454
Loss on early extinguishment of debt	8,277	371	8,277	371
Gain on sale of businesses	(776)	—	(776)	—
Interest expense, net of interest income	34,221	34,197	143,104	134,964
Provision for income taxes	33,352	19,403	136,993	131,144
Adjusted EBITDA	$278,689	$257,209	$1,169,939	$1,116,934
Adjusted EBITDA Margin	18.6%	18.0%	19.4%	19.0%
Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, a non-GAAP measure, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. When necessary, the Company adjusts for the cash impact of items derived from non-operating activities. Additionally, adjusted free cash flow excludes significant strategic growth investments, as they are not indicative of free cash flow for the current period. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

An itemized reconciliation between reported GAAP net cash from operating activities and adjusted free cash flow is as follows (in thousands):

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Adjusted free cash flow
Net cash from operating activities	$355,093	$303,938	$866,725	$777,771
Additions to property, plant and equipment	(121,749)	(62,415)	(424,918)	(432,241)
Cash investments in strategic growth projects	18,986	—	43,326	—
Third-party transaction related costs	2,614	—	2,614	—
Kimball startup costs	—	3,253	—	3,253
Proceeds from sale and disposal of fixed assets	6,318	2,746	21,568	9,099
Adjusted free cash flow	$261,262	$247,522	$509,315	$357,882

Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2026
Projected GAAP net income	$410	to	$461
Adjustments:
Accretion of environmental liabilities	16	to	15
Stock-based compensation	35	to	38
Depreciation and amortization	450	to	440
Interest expense, net	144	to	139
Provision for income taxes	145	to	167
Projected Adjusted EBITDA	$1,200	to	$1,260

Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected GAAP net cash from operating activities and projected adjusted free cash flow is as follows (in millions). The Company excludes significant strategic growth investments, which the Company expects to realize future long-term benefits from, as they are not indicative of free cash flow generation for the current period.

	For the Year Ending December 31, 2026
Projected net cash from operating activities	$820	to	$940
Additions to property, plant and equipment	(465)	to	(525)
Cash investments in strategic growth projects	110	to	110
Proceeds from sale and disposal of fixed assets	15	to	15
Projected adjusted free cash flow	$480	to	$540

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 877.709.8155 or 201.689.8881 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, manufacturing and refining, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is a leading provider of parts washers and environmental services to commercial, industrial and automotive customers, as well as North America’s largest re-refiner and recycler of used oil. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “will,” “should,” “estimates,” “projects,” “may,” “likely,” “potential,” “outlook” or similar expressions. Such statements may include, but are not limited to, statements about the Company’s future financial and operating results, plans, strategy, objectives and goals, cost management initiatives, pricing and productivity initiatives, contingent liabilities, liquidity, business, economic and market conditions, trends, customer demand, impacts of tariffs and new legislation, acquisitions, growth opportunities, expectations, challenges and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of the date of this press release only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation: operational and safety risks; risks relating to the failure of new or existing technologies; cybersecurity risks; the occurrence of natural disasters or other catastrophic events, as well as their residual macroeconomic effects; risks associated with retaining and hiring key personnel; environmental liability and product liability risks relating to hazardous waste management and other components of the Company’s business; negative economic, industry or other developments, including market volatility or economic downturns; risks associated with management’s assumptions relating to expansion of the Company’s landfills; reductions in the demand for emergency response services at industrial facilities or on roadways, railways or waterways, and other remedial projects and regulatory developments; reductions in the demand for oil products and automotive services and volatility in oil prices in the markets the
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Company serves; changes in statutory and regulatory requirements and risks relating to extensive environmental laws and regulations; risks associated with existing and potential litigation; risks associated with the Company’s identification and execution of strategic capital expenditures, acquisitions and divestitures and their related liabilities; risks relating to the availability and sufficiency of the Company’s insurance coverage, self-insurance, surety bonds, letters of credit and other forms of financial assurance; the impact of new tax legislation or changes in tax regulations and interpretations; the imposition of trade sanctions or tariffs; fluctuations in interest rates and foreign currency exchange rates; risks relating to the Company’s indebtedness and covenants in its debt agreements; risks associated with certain anti-takeover provisions under the Massachusetts Business Corporation Act and the Company’s By-Laws, and those items identified as “Risk Factors” in Clean Harbors’ most recently filed reports on Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Contacts:

Eric J. Dugas	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenues	$1,499,696	$1,431,116	$6,030,837	$5,889,952
Cost of revenues:	1,040,728	1,003,502	4,144,599	4,065,713
Selling, general and administrative expenses	193,894	182,039	752,534	739,629
Accretion of environmental liabilities	3,616	3,317	14,326	13,456
Depreciation and amortization	103,012	105,290	446,006	400,922
Income from operations	158,446	136,968	673,372	670,232
Other income (expense), net	3,218	977	5,200	(1,454)
Loss on early extinguishment of debt	(8,277)	(371)	(8,277)	(371)
Gain on sale of businesses	776	—	776	—
Interest expense, net	(34,221)	(34,197)	(143,104)	(134,964)
Income before provision for income taxes	119,942	103,377	527,967	533,443
Provision for income taxes	33,352	19,403	136,993	131,144
Net income	$86,590	$83,974	$390,974	$402,299
Earnings per share:
Basic	$1.63	$1.56	$7.31	$7.46
Diluted	$1.62	$1.55	$7.28	$7.42
Shares used to compute earnings per share - Basic	53,188	53,857	53,509	53,902
Shares used to compute earnings per share - Diluted	53,382	54,168	53,716	54,199

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$826,315	$687,192
Short-term marketable securities	127,363	102,634
Accounts receivable, net	1,044,137	1,015,357
Unbilled accounts receivable	160,888	162,215
Inventories and supplies	372,088	384,657
Prepaid expenses and other current assets	116,452	81,741
Total current assets	2,647,243	2,433,796
Property, plant and equipment, net	2,541,067	2,447,941
Other assets:
Operating lease right-of-use assets	255,084	250,853
Goodwill	1,479,050	1,477,199
Permits and other intangibles, net	653,027	701,987
Other long-term assets	48,585	65,502
Total other assets	2,435,746	2,495,541
Total assets	$7,624,056	$7,377,278

Current liabilities:
Current portion of long-term debt	$12,600	$15,102
Accounts payable	506,592	487,286
Deferred revenue	81,529	88,545
Accrued expenses and other current liabilities	441,788	419,445
Current portion of closure, post-closure and remedial liabilities	19,112	20,625
Current portion of operating lease liabilities	75,226	71,663
Total current liabilities	1,136,847	1,102,666
Other liabilities:
Closure and post-closure liabilities, less current portion	125,038	119,484
Remedial liabilities, less current portion	86,547	101,424
Long-term debt, less current portion	2,763,563	2,771,117
Operating lease liabilities, less current portion	184,308	182,883
Deferred tax liabilities	384,207	363,623
Other long-term liabilities	197,886	162,552
Total other liabilities	3,741,549	3,701,083
Total stockholders’ equity, net	2,745,660	2,573,529
Total liabilities and stockholders’ equity	$7,624,056	$7,377,278
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Year Ended
	December 31, 2025	December 31, 2024
Cash flows from operating activities:
Net income	$390,974	$402,299
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	446,006	400,922
Allowance for doubtful accounts	8,079	8,129
Amortization of deferred financing costs and debt discount	6,317	6,321
Accretion of environmental liabilities	14,326	13,456
Changes in environmental liability estimates	(10,108)	4,139
Deferred income taxes	25,763	18,437
Other (income) expense, net	(5,200)	1,454
Stock-based compensation	32,702	27,981
Loss on early extinguishment of debt	8,277	371
Gain on sale of businesses	(776)	—
Environmental expenditures	(16,099)	(27,522)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(31,849)	(28,822)
Inventories and supplies	12,461	(49,588)
Other current and non-current assets	(42,372)	(57,220)
Accounts payable	23,382	12,327
Other current and long-term liabilities	4,842	45,087
Net cash from operating activities	866,725	777,771
Cash flows used in investing activities:
Additions to property, plant and equipment	(424,918)	(432,241)
Proceeds from sale and disposal of fixed assets	21,568	9,099
Acquisitions, net of cash acquired	—	(478,011)
Proceeds from sale of businesses, net of transaction costs	4,275	750
Additions to intangible assets including costs to obtain or renew permits	(3,648)	(9,607)
Purchases of available-for-sale securities	(116,681)	(117,861)
Proceeds from sale of available-for-sale securities	93,618	124,197
Net cash used in investing activities	(425,786)	(903,674)
Cash flows (used in) from financing activities:
Change in uncashed checks	3,563	(1,473)
Tax payments related to withholdings on vested restricted stock	(15,834)	(13,759)
Repurchases of common stock	(250,002)	(55,178)
Deferred financing costs paid	(16,216)	(8,954)
Payments on finance leases	(33,113)	(30,886)
Proceeds from employee stock purchase plan	7,158	3,009
Principal payments on debt	(2,009,898)	(15,102)
Proceeds from issuance of debt, net of discount	2,005,000	499,375
Net cash (used in) from financing activities	(309,342)	377,032
Effect of exchange rate change on cash	7,526	(8,635)
Increase in cash and cash equivalents	139,123	242,494
Cash and cash equivalents, beginning of year	687,192	444,698
Cash and cash equivalents, end of year	$826,315	$687,192
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$157,263	$153,059
Income taxes paid, net of refunds	117,904	130,606
Non-cash investing activities:
Property, plant and equipment accrued	33,332	43,750

Supplemental Segment Data (in thousands)

	For the Three Months Ended
Revenue	December 31, 2025			December 31, 2024
	Third Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$1,290,677	$10,165	$1,300,842	$1,214,098	$11,569	$1,225,667
Safety-Kleen Sustainability Solutions	209,019	(10,165)	198,854	216,908	(11,569)	205,339
Corporate	—	—	—	110	—	110
Total	$1,499,696	$—	$1,499,696	$1,431,116	$—	$1,431,116

	For the Twelve Months Ended
Revenue	December 31, 2025			December 31, 2024
	Third Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$5,146,354	$46,936	$5,193,290	$4,960,325	$44,422	$5,004,747
Safety-Kleen Sustainability Solutions	884,297	(46,936)	837,361	929,220	(44,422)	884,798
Corporate	186	—	186	407	—	407
Total	$6,030,837	$—	$6,030,837	$5,889,952	$—	$5,889,952

	For the Three Months Ended		For the Twelve Months Ended
Adjusted EBITDA	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Environmental Services	$335,762	$310,570	$1,343,776	$1,267,462
Safety-Kleen Sustainability Solutions	29,952	24,604	137,454	147,006
Corporate	(87,025)	(77,965)	(311,291)	(297,534)
Total	$278,689	$257,209	$1,169,939	$1,116,934

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com